UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

Apple Green Holding, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-171891	27-3436055
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30, Jalan PJS 7/19, Bandar Sunway, 46150 Petaling Jaya, Selangor, Malaysia
(address of principal executive offices) (zip code)

Tel. +603 5636 1869 Fax +603 5636 1771
(registrant’s telephone number, including area code)

Blue Sun Media, Inc.
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective March 19, 2014, Blue Sun Media, Inc., a Nevada corporation (the “Company”), amended its Articles of Incorporation to: (i) change its name to Apple Green Holding, Inc., and (ii) increase the total authorized shares from 520,000,000 shares to 700,000,000 shares, consisting of 500,000,000 shares of common stock, par value $.0001 per share, and 200,000,000 shares of preferred stock, par value $.0001 per share.  In connection with the change of name, the Company changed its stock symbol from BLES to AGPL, which was approved by the Financial Industry Regulatory Authority effective on March 19, 2014.  The Company’s new CUSIP number is 03785B100.

The foregoing description of the Certificate of Amendment is qualified in its entirety by the text of the amendment annexed hereto as Exhibit 3.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      The following exhibits are filed with this report:

Exhibit No.	Description
3.1	Certificate of Amendment of the Articles of Incorporation of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2014	Apple Green Holding, Inc.

(Registrant)

By:	/s/ Vincent Loy Ghee Yaw
Name:	Vincent Loy Ghee Yaw
Title:	Chief Executive Officer

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